File No. 70-8839

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
              Post Effective Amendment No. 2 to the
                           Form U-1/A
               ___________________________________

                     APPLICATION-DECLARATION
                              under
         THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
               ___________________________________

                       Entergy Corporation
                        639 Loyola Avenue
                     New Orleans, LA  70113

       (Name of company filing this statement and address
                 of principal executive offices)
               ___________________________________

                       Entergy Corporation
     (Name of top registered holding company parent of each
                     applicant or declarant)
               ___________________________________


   Edwin Lupberger                     William J. Regan, Jr.
   Chairman of the Board, President    Vice President and Treasurer
   and Chief Executive Officer         Entergy Corporation
   Entergy Corporation                 639 Loyola Avenue
   639 Loyola Avenue                   New Orleans, LA 70113
   New Orleans, LA  70113


           (Names and addresses of agents for service)
               ___________________________________

     The Commission is also requested to send copies of any communications in connection with this matter to:


                       Laurence M. Hamric, Esq.
                           Ann G. Roy, Esq.
                        Entergy Services, Inc.
                          639 Loyola Avenue
                        New Orleans, LA 70113

Item 1 is amended to add the following sentence after the first sentence of paragraph 1.12:

      1.12 In addition, the Company states that upon each issuance of the Common Stock pursuant to the Plan, the requirements of Rule 53 and Rule 54 will be satisfied.

Item 6Exhibits and Financial Statements

      Item 6 is amended to include the following:


       *C-2 Registration Statement and Post Effective Amendment No. 1 to Registration Statement on Form S-3 relating to the Entergy Corporation Dividend Reinvestment and Stock Purchase Plan and the additional shares of common stock (filed in File No. 333-22007)

        F-2     Opinion of Ann G. Roy, Esq. Senior Attorney,
                Corporate & Securities, Entergy Services, Inc.


*Incorporated by reference as indicated

                            SIGNATURE

      Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned company has duly caused this Application/Declaration to be signed on its behalf by the undersigned thereunto duly authorized.

                                 ENTERGY CORPORATION


                            By:    /s/ William J. Regan, Jr.
                                      William J. Regan, Jr.
                                   Vice President and Treasurer



Dated:  March 25, 1997